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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Corning Incorporated of our report dated January 25, 1999, except for Note 4 and Note 11, as to which the date is February 16, 1999, relating to the financial statements and financial statement schedules appearing in Corning Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
1301 Avenue of the Americas
New York, New York 10019

DECEMBER 27, 1999